EXHIBIT 1



















                                AGREEMENT AND PLAN

                                    OF MERGER

                                   DATED AS OF

                                NOVEMBER 17, 1996

                                      AMONG

                                  MATTEL, INC.,


                             TRUCK ACQUISITION CORP.

                                       AND

                                 TYCO TOYS, INC.







                                TABLE OF CONTENTS

                                    ARTICLE I
                                    THE MERGER

         Section 1.1    The Merger.................................   1
         Section 1.2    Effective Date of the Merger...............   2

                                    ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1   Certificate of Incorporation................   2
         Section 2.2   By-Laws.....................................   2
         Section 2.3   Board of Directors; Officers................   2
         Section 2.4   Effects of Merger...........................   2

                                   ARTICLE III
                               CONVERSION OF SHARES

         Section 3.1   Exchange Ratio..............................   2
         Section 3.2   Parent to Make Certificates Available.......   4
         Section 3.3   Dividends; Transfer Taxes...................   5
         Section 3.4   No Fractional Shares........................   5
         Section 3.5   Company Shareholders' Meeting...............   6
         Section 3.6   Closing of the Company's Transfer Books.....   6
         Section 3.7   Assistance in Consummation of the Merger....   7
         Section 3.8   Closing.....................................   7

                                    ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF PARENT

         Section 4.1   Organization and Qualification..............   7
         Section 4.2   Capitalization..............................   8
         Section 4.3   Subsidiaries................................   8
         Section 4.4   Authority Relative to this Merger
                         Agreement.................................   9
         Section 4.5   Reports and Financial Statements............  10
         Section 4.6   Absence of Certain Changes or Events........  11
         Section 4.7   Litigation..................................  11
         Section 4.8   Information in Disclosure Documents,
                         Registration Statements, Etc..............  12
         Section 4.9   Employee Benefit Plans......................  12
         Section 4.10  ERISA.......................................  13
         Section 4.11  Takeover Provisions Inapplicable............  13
         Section 4.12  Parent Action...............................  14
         Section 4.13  Compliance with Applicable Laws.............  14
         Section 4.14  Liabilities.................................  14
         Section 4.15  Taxes.......................................  15
         Section 4.16  Certain Agreements..........................  15
         Section 4.17  Patents, Trademarks, Etc....................  16











         Section 4.18  Product Liability...........................  16
         Section 4.19  Environment.................................  16
         Section 4.20  Title to Assets; Liens......................  17
         Section 4.21  Parent Ownership of Stock...................  17
         Section 4.22  [Reserved]..................................  17
         Section 4.23  Accounting Matters..........................  17
         Section 4.24  No Material Adverse Effect..................  17

                                   ARTICLE IV-A
                   REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Section 4A.1  Organization................................  18
         Section 4A.2  Capitalization..............................  18
         Section 4A.3  Authority Relative to this Merger
                         Agreement.................................  18

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 5.1   Organization and Qualification..............  19
         Section 5.2   Capitalization..............................  19
         Section 5.3   Subsidiaries................................  20
         Section 5.4   Authority Relative to this Merger
                         Agreement.................................  21
         Section 5.5   Reports and Financial Statements............  22
         Section 5.6   Absence of Certain Changes or Events........  22
         Section 5.7   Litigation..................................  23
         Section 5.8   Information in Disclosure Documents.........  23
         Section 5.9   Employee Benefit Plans......................  24
         Section 5.10  ERISA.......................................  24
         Section 5.11  Takeover Provisions Inapplicable............  25
         Section 5.12  Company Action..............................  25
         Section 5.13  Fairness Opinion............................  26
         Section 5.14  Financial Advisor...........................  26
         Section 5.15  Compliance with Applicable Laws.............  26
         Section 5.16  Liabilities.................................  27
         Section 5.17  Taxes.......................................  27
         Section 5.18  Certain Agreements..........................  27
         Section 5.19  Accounts Receivable.........................  28
         Section 5.20  Inventory...................................  28
         Section 5.21  Patents, Trademarks, Etc....................  29
         Section 5.22  Product Liability...........................  29
         Section 5.23  Environment.................................  29
         Section 5.24  Title to Assets; Liens......................  29
         Section 5.25  Accounting Matters..........................  30
         Section 5.26  No Material Adverse Effect..................  30















                                    ARTICLE VI
                      CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1   Conduct of Business by the Company
                         Pending the Merger........................  30
         Section 6.2   Conduct of Business by Parent and Sub
                         Pending the Merger........................  33
         Section 6.3   Notice of Breach............................  33

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         Section 7.1   Access and Information......................  33
         Section 7.2   Registration Statement/Proxy Statement......  34
         Section 7.3   Compliance with the Securities Act..........  34
         Section 7.4   Stock Exchange Listing......................  35
         Section 7.5   Employment Arrangements.....................  35
         Section 7.6   Indemnification.............................  36
         Section 7.7   Antitrust Filings; Best Efforts;
                         Notification..............................  36
         Section 7.8   Additional Agreements.......................  38
         Section 7.9   No Solicitation.............................  40
         Section 7.10  Dividend Adjustment.........................  41
         Section 7.11  Takeover Provisions Inapplicable............  42

                                   ARTICLE VIII
                               CONDITIONS PRECEDENT

         Section 8.1   Conditions to Each Party's Obligation to
                         Effect the Merger.........................  42
         Section 8.2   Conditions to Obligation of the Company
                         to Effect the Merger......................  43
         Section 8.3   Conditions to Obligations of Parent
                         and Sub to Effect the Merger..............  44

                                    ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1   Termination.................................  45
         Section 9.2   Effect of Termination.......................  46
         Section 9.3   Amendment...................................  48
         Section 9.4   Waiver......................................  48

                                    ARTICLE X
                                GENERAL PROVISIONS

         Section 10.1  Non-Survival of Representations,
                         Warranties and Agreements.................  48
         Section 10.2  Notices.....................................  48
         Section 10.3  Fees and Expenses...........................  49











         Section 10.4  Publicity...................................  50
         Section 10.5  Specific Performance........................  50
         Section 10.6  Interpretation..............................  50
         Section 10.7  Miscellaneous...............................  50

























































                           AGREEMENT AND PLAN OF MERGER


                   THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of November 17, 1996, by and among Mattel, Inc., a Delaware corporation ("Parent"), Truck Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Tyco Toys, Inc., a Delaware corporation (the "Company"):

                               W I T N E S S E T H:

                   WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent;

                   WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

                   WHEREAS, certain significant stockholders of the Com-pany have entered into a support agreement, dated as of the date hereof, pursuant to which such stockholders have agreed to vote in favor of the transaction and to consent to the treat-ment of the Company Series B Preferred Stock (as defined below) as contemplated by this Agreement;

                   WHEREAS, for federal income tax purposes, it is in-tended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                   WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

                   NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                    THE MERGER

                   Section 1.1  The Merger.  Upon the terms and subject
         to the conditions hereof, on the Effective Date (as defined below in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger







         (the "Surviving Corporation"), shall by virtue of the Merger remain "Tyco Toys, Inc."

                   Section 1.2 Effective Date of the Merger. The Merg-er shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as prac-ticable after the closing of the transactions contemplated by this Merger Agreement in accordance with Section 3.8. When used in this Merger Agreement, the term "Effective Date" shall mean the date and time at which such filing shall have been made.


                                    ARTICLE II

                            THE SURVIVING CORPORATION

                   Section 2.1 Certificate of Incorporation. The Cer-tificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Date, and thereafter may be amended in accordance with its terms and as provided by law and this Merger Agreement.

                   Section 2.2 By-Laws. The By-laws of Sub as in ef-fect on the Effective Date shall be the By-laws of the Sur-viving Corporation.

                   Section 2.3 Board of Directors; Officers. The di-rectors of Sub immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

                   Section 2.4 Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware Gen-eral Corporation Law (the "DGCL").


                                   ARTICLE III

                               CONVERSION OF SHARES

                   Section 3.1 Exchange Ratio. As of the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

                   (a) All shares of capital stock of the Company which are held by the Company or any subsidiary of the Company, and











         any shares of capital stock of the Company owned by Parent, Sub or any other subsidiary of Parent, shall be cancelled.

                   (b) Subject to Section 3.4, each remaining outstand-ing share of common stock, $0.01 par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into a number of fully paid and nonassessable shares of the common stock, $1.00 par value, of Parent ("Parent Common Stock") equal to the Ex-change Ratio. The "Exchange Ratio" shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing (i) $12.50 by (ii) the average of the high and low sales prices of Parent Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Tape on each of the ten consecutive trading days immediately preceding the fifth trading date prior to the Effective Date, but in no event shall the Exchange Ratio be more than .51129 or less than .37791. One nonvoting prefer-ence share purchase right issuable pursuant to the Rights Agreement dated as of February 7, 1992 between Parent and The First National Bank of Boston or any other purchase right is-sued in substitution thereof (the "Parent Rights") shall be issued together with and shall attach to each share of Parent Common Stock issued pursuant to Sections 3.1(b), (c), (g) and
         (h) or upon conversion of the Parent Series B Preferred Stock (as defined below) issued pursuant to Section 3.1(d).

                   (c) Subject to Section 3.4, each remaining outstand-ing share of Series C Mandatorily Convertible Redeemable Pre-ferred Stock, par value $.10 per share, of the Company (the "Company Series C Preferred Stock") issued and outstanding im-mediately prior to the Effective Date shall be converted into a number of fully paid and nonassessable shares of Parent Common Stock equal to the product of (i) 20.4925 and (ii) the Exchange Ratio.

                   (d) Subject to Section 3.4, each of the remaining outstanding shares of Series B Preferred Stock, par value $.10 per share, of the Company (the "Company Series B Preferred Stock"), issued and outstanding immediately prior to the Effec-tive Date shall each be converted into a share of Series B Pre-ferred Stock, par value $1.00 per share, of Parent (the "Parent Series B Preferred Stock"), with economic terms as nearly equivalent as possible to, and with the same voting and other rights as correspond to the Company Series B Preferred Stock.

                   (e) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock after the date it is calculated and prior to the












         Effective Date, the Exchange Ratio shall be adjusted accord-ingly.

                   (f) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

                   (g) Subject to Section 3.4, each of the outstanding rights with respect to Company Common Stock pursuant to stock options ("Company Stock Options") granted under the Company Benefit Plans (as defined herein) shall be converted into and become the right to receive a number of shares of Parent Common Stock equal to its fair value as of the Effective Date as mutually agreed between Parent and the Company.

                   (h) Subject to Section 3.4, each vested Restricted Stock Unit as of the Effective Date under the Company's Deferred Stock Unit Plan shall be converted into and become the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio, which the parties have determined to be the "fair value" of such unit. Subject to Section 3.4, each unvested Restricted Stock Unit as of the Effective Date under the Company's Deferred Stock Unit Plan shall be converted into and become the right to receive a number of shares of Parent Common Stock equal to .3272 multiplied by the Exchange Ratio, which the parties have determined to be the "fair value" of such unit.

                   Section 3.2 Parent to Make Certificates Available. Prior to the Effective Date, Parent shall select The First Na-tional Bank of Boston or such other person or persons reason-ably satisfactory to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable af-ter the Effective Date, Parent shall make available, and each holder of Company Common Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Stock Options or Company Restricted Stock Units to be converted pursuant to
         Section 3.1 (each, a "Company Holder") will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such stock (or in the case of Company Restricted Stock Units and Company Stock Options, the relevant agreement or other evidence of right and interest in such Restricted Stock Units or Company Stock Options) ("Cer-tificates") for cancellation, certificates representing the number of shares of Parent Common Stock or Parent Series B Preferred Stock, as the case may be, into which such shares or options are converted in the Merger and cash in consideration of fractional shares as provided in Section 3.4. Such shares of Parent Common Stock or Parent Series B Preferred Stock











         issued in the Merger shall each be deemed to have been issued at the Effective Date.

                   Section 3.3 Dividends; Transfer Taxes. No dividends or other distributions that are declared or made on Parent Com-mon Stock will be paid to persons entitled to receive certifi-cates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates rep-resenting Company Common Stock, Company Series C Preferred Stock, Company Stock Options or Company Restricted Stock Units, as the case may be. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to re-ceive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Parent Common Stock or Parent Series B Preferred Stock, as the case may be, are to be issued in a name other than that in which the Certificates representing shares of Company Common Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Stock Options or Company Restricted Stock Units, as the case may be, surrendered in exchange there-for are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Ex-change Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock or Parent Series B Preferred Stock, as the case may be in a name other than that of the registered holder of the Cer-tificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not appli-cable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a Company Holder for any shares of Parent Common Stock or dividends thereon or any shares of Parent Series B Preferred Stock, as the case may be, delivered to a public official pursuant to any applicable escheat laws.

                   Section 3.4 No Fractional Shares. No certificates or scrip representing less than one full share of Parent Common Stock shall be issued upon the surrender for exchange of Cer-tificates representing Company Common Stock, Company Series C Preferred Stock, Company Stock Options or Company Restricted Stock Units pursuant to Section 3.1(b), (c), (g) or (h). In lieu of any such fractional share, each Company Holder who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to Section 3.1(b), (c), (g) or (h) shall be paid upon such surrender cash (without interest) in an amount equal to











         such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Stock issued pursuant to this Section 3.4. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock, Company Series C Preferred Stock, Company Stock Options or Company Restricted Stock Units (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former Company Holders, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former Company Holders, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former Company Holders in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Merger Agreement such amounts to such former stockholders.

                   Section 3.5 Company Shareholders' Meeting. The Com-pany shall take all action necessary, in accordance with appli-cable law and its Restated Certificate of Incorporation and By-laws, to convene a special meeting of the holders of capital stock of the Company entitled to vote thereat (the "Company Meeting") as promptly as practicable for the purpose of consid-ering and taking action upon this Merger Agreement. Subject to
         Section 7.9 hereof, the Board of Directors of the Company will recommend that holders of any capital stock of the Company en-titled to vote thereon vote in favor of and approve the Merger and the adoption of the Merger Agreement at the Company Meet-ing. At the Company Meeting, all of the shares of Company Com-mon Stock, Company Series B Preferred Stock and Company Series C Preferred Stock then owned by Parent, Sub, or any other sub-sidiary of Parent, or with respect to which Parent, Sub, or any other subsidiary of Parent holds the power to direct the vot-ing, will be voted in favor of approval of the Merger and adop-tion of this Merger Agreement.

                   Section 3.6 Closing of the Company's Transfer Books. At the close of business on the Effective Date, the stock











         transfer books of the Company shall be closed and no transfer of any shares of capital stock of the Company shall be made thereafter. In the event that, after the Effective Date, Cer-tificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the securities of Parent and/or cash as provided in Sections 3.1(b), (c), (d), (g) or
         (h) and 3.4.

                   Section 3.7 Assistance in Consummation of the Merg-er. Each of Parent, Sub and the Company shall provide all rea-sonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Sub to perform all of its obli-gations in connection with this Merger Agreement.

                   Section 3.8 Closing. The closing of the transac-tions contemplated by this Merger Agreement shall take place
         (i) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 9:00 A.M. local time on the day which is at least one business day after the day on which the last of the conditions set forth in Article VIII is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.


                                    ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PARENT

                   Parent represents and warrants to the Company, except as set forth in a disclosure schedule delivered by Parent con-currently herewith (the "Parent Disclosure Schedule"), as fol-lows:

                   Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Parent Material Adverse Effect. As used in this Agreement, "Parent Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, financial condition, or results of operations of Parent and its subsidiaries taken as a whole, except for (i) adverse changes











         resulting from general economic, financial or market condi-tions, (ii) adverse changes resulting from conditions or cir-cumstances generally affecting the toy industry, or (iii) ad-verse changes resulting from the announcement or pendency of this Merger Agreement or the Merger.

                   Section 4.2 Capitalization. The authorized capital stock of Parent consists of 600,000,000 shares of Parent Common Stock, 3,000,000 shares of preferred stock, $1.00 par value, and 20,000,000 shares of preference stock, $0.01 par value. As of November 11, 1996, 279,057,614 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassess-able and 7,223,289 shares of Parent Common Stock were held in treasury. As of November 11, 1996, no shares of preferred stock or preference stock were issued and outstanding. As of November 11, 1996, there were no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Parent's shareholders may vote issued or outstanding. As of November 11, 1996, except for employee stock options to acquire 14,088,204 shares of Parent Common Stock, the award of an aggregate of 683,593 shares of restricted stock to certain executive officers of Parent (the "Restricted Stock Issuance") and the Parent Rights and, except as set forth on Schedule 4.2 and as provided herein, there are no options, warrants, calls or other rights, agreements or commitments presently outstand-ing obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock at the Effective Date in accordance with this Merger Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable.

                   Section 4.3 Subsidiaries. The only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regula-tion S-X of the Securities and Exchange Commission (the "Com-mission")) ("Significant Subsidiaries") of Parent are those set forth on Schedule 4.3. Each Significant Subsidiary is a corpo-ration duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Signifi-cant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification neces-sary except where the failure to be so qualified will not have a Parent Material Adverse Effect. All the outstanding shares











         of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and those owned by Parent or by a Significant Subsidiary of Parent are owned free and clear of any liens, claims or encumbrances. There are no ex-isting options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Parent does not directly or indirectly own any interests in any other cor-poration, partnership, joint venture or other business associa-tion or entity which are material to Parent and its subsidiar-ies taken as a whole.

                   Section 4.4 Authority Relative to this Merger Agree-ment. Parent has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The ex-ecution and delivery of this Merger Agreement and the consumma-tion of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. This Merger Agree-ment constitutes a valid and binding obligation of Parent en-forceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize the Merger Agreement and the transactions contem-plated hereby. Parent is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision (other than the Credit Agreement dated as of March 10, 1995, among Parent, the Banks named therein and Bank of America Na-tional Trust and Savings Association, as amended (the "Parent Credit Agreement")) or (ii) any other contract, license, fran-chise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applica-ble to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obli-gation or the loss of a material benefit, by its executing and carrying out this Merger Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, ter-minations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Parent Material Adverse Effect or prevent the consummation of the transactions











         contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other governmental approvals required under the applicable laws of any foreign jurisdiction ("Foreign Laws") and the environmental, corporation, securities or blue sky laws or regulations of the various states, no fil-ing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consumma-tion by Parent of the Merger or the other transactions contem-plated by this Merger Agreement, other than filings, registra-tions, authorizations, consents or approvals the failure of which to make or obtain would not have a Parent Material Ad-verse Effect or prevent the consummation of the transactions contemplated hereby.

                   Section 4.5 Reports and Financial Statements. Par-ent has, to the extent such documents were requested by the Company, previously furnished the Company with true and com-plete copies of its (i) Annual Reports on Form 10-K for the three fiscal years ended December 31, 1995, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quar-ters ended March 31, 1996, June 30, 1996 and September 30, 1996, as filed with the Commission, (iii) proxy statements re-lated to all meetings of its shareholders (whether annual or special) since December 31, 1994, and (iv) all other reports or registration statements filed by Parent with the Commission since December 31, 1994, except registration statements on Form S-8 relating to employee benefit plans, which are all the docu-ments (other than preliminary material) that Parent was re-quired to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Par-ent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the require-ments of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission there-under applicable to such Parent SEC Reports. As of their re-spective dates, the Parent SEC Reports did not contain any un-true statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated fi-nancial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form














         in all material respects with applicable accounting require-ments and with the published rules and regulations of the Com-mission with respect thereto, and the financial statements in-cluded in the Parent SEC Reports have been prepared in accor-dance with United States generally accepted accounting prin-ciples ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto or in Schedule 4.5 to the Parent Disclosure Schedule) and fairly present the finan-cial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and changes in fi-nancial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

                   Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports, since September 30, 1996, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of busi-ness), individually or in the aggregate, having a Parent Mate-rial Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, de-struction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Parent Material Adverse Effect; (iii) any declaration, set-ting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capi-tal stock of Parent (except for regularly scheduled cash divi-dends out of current earnings at a rate not greater than the rate in effect on September 30, 1996); or (iv) any entry into any commitment or transaction material to Parent and its sub-sidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

                   Section 4.7 Litigation. Except as disclosed in the Parent SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries which, alone or in the aggregate, is likely, insofar as Parent reasonably fore-sees, to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of its subsidiar-ies having, or which, insofar as Parent reasonably foresees, in the future could have, either alone or in the aggregate, any such Parent Material Adverse Effect.













                   Section 4.8 Information in Disclosure Documents, Registration Statements, Etc. None of the information with respect to Parent or Sub to be included or incorporated by ref-erence in (i) the Registration Statement to be filed with the Commission by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") and (ii) the proxy statement of the Company (the "Proxy Statement") re-quired to be mailed to the shareholders of the Company in con-nection with the Merger will, in the case of the Proxy State-ment or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

                   Section 4.9 Employee Benefit Plans. Except as dis-closed in the Parent SEC Reports, there are no material em-ployee benefit or compensation plans, agreements or arrange-ments, including "employee benefit plans," as defined in Sec-tion 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited, to retiree medical plans, main-tained by Parent or any of its subsidiaries or material collec-tive bargaining agreements to which Parent or any of its sub-sidiaries is a party (together, the "Benefit Plans"). To the best knowledge of Parent, no default exists with respect to the obligations of Parent or any of its subsidiaries under any such Benefit Plan, which default, alone or in the aggregate, would have a Parent Material Adverse Effect. Since January 1, 1996, there have been no disputes or grievances subject to any grie-vance procedure, unfair labor practice proceedings, arbitration or litigation under such Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Benefit Plans, by Parent or its subsidiaries or, to the best knowledge of Parent and its subsidiaries, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, alone or in the aggregate, would have a Parent Material Adverse Effect. Since January 1, 1996, there have been no strikes, lockouts or work stoppages or slowdowns, or to











         the best knowledge of Parent and its subsidiaries, jurisdic-tional disputes or organizing activity occurring or threatened with respect to the business or operations of Parent or its subsidiaries which have had or would have a Parent Material Adverse Effect.

                   Section 4.10 ERISA. All Benefit Plans have been administered in accordance, and are in compliance with the ap-plicable provisions of ERISA, except where such failures to administer or comply would not have a Parent Material Adverse Effect. Each of the Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been deter-mined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and Parent knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Benefit Plans which are de-fined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equals or exceeds the accrued li-abilities of such plan. To the best knowledge of Parent, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Parent's Benefit Plans which could subject Parent or its subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceed-ings to completely or partially terminate any Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event within the meaning of Sec-tion 4043(c) of said Subtitle C for which the 30 day notice requirement has been waived of ERISA has occurred with respect to any Benefit Plan. Neither the Parent nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Parent or any of its sub-sidiaries except for any such liability which would not have a Parent Material Adverse Effect. Neither the Parent nor any of its subsidiaries has engaged in any transaction described in
         Section 4069 of ERISA within the last five years except for any such transaction which would not have a Parent Material Adverse Effect.

                   Section 4.11 Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effec-tive Date, Section 203 of the DGCL and the Parent Rights are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.











                   Section 4.12 Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has by the requi-site vote of directors (a) approved the Merger in accordance with the DGCL, (b) taken any necessary steps to render Section 203 of the DGCL and the Parent Rights inapplicable to the Merger and the transactions contemplated by this Merger Agree-ment, and (c) adopted any necessary resolution having the effect of causing Parent not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Merger Agreement.

                   Section 4.13 Compliance with Applicable Laws. Par-ent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity"), except for such permits, licenses, variances, exemp-tions, orders and approvals the failure of which, individually or in the aggregate, to hold would not have a Parent Material Adverse Effect (the "Parent Permits"). To the knowledge of Parent, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except for such failures to com-ply, which singly or in the aggregate, would not have a Parent Material Adverse Effect. To the knowledge of Parent, except as disclosed in the Parent SEC Reports filed prior to the date of this Merger Agreement, the businesses of Parent and its subsi-diaries are not being conducted in violation of any law, ordi-nance or regulation of any Governmental Entity, except for pos-sible violations which individually or in the aggregate do not and would not have a Parent Material Adverse Effect. To the knowledge of Parent, except as disclosed in the Parent SEC Re-ports, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending, or, to the knowledge of Parent, threatened, nor has any Govern-mental Entity indicated an intention to conduct the same, other than those the outcome of which would not have a Parent Mate-rial Adverse Effect.

                   Section 4.14 Liabilities. As of September 30, 1996, neither Parent nor any of its subsidiaries has any material li-abilities or obligations (absolute, accrued, contingent or oth-erwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial state-ments prepared in accordance with GAAP which are not disclosed or provided for in the most recent Parent SEC Reports. To the best knowledge of Parent, there was no basis, as of September 30, 1996, for any claim or liability (absolute, accrued, con-tingent or otherwise) of a nature required to be disclosed on a












         balance sheet or in the related notes to the consolidated fi-nancial statements prepared in accordance with GAAP which is or would have a Parent Material Adverse Effect, not reflected in the Parent SEC Reports.

                   Section 4.15 Taxes. Each of Parent and its subsi-diaries has filed all tax returns required to be filed by any of them and has paid (or Parent has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes re-quired to be paid in respect of the periods covered by such returns. The information contained in such tax returns are true, complete and accurate in all respects. Neither Parent nor any subsidiary of Parent is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that have not been finally settled or paid in full and no requests for waivers of the time to assess any such tax are pending. The federal income tax re-turns of Parent and each of its subsidiaries consolidated in such returns have been examined by and settled with the Inter-nal Revenue Service for all years through December 31, 1991. For the purposes of this Merger Agreement, the term "tax" shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and as-sessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts. No representation contained in this Section 4.15 (each, a "Parent Relevant Representation") shall be deemed to be untrue unless all untruths of Parent Relevant Representations cumula-tively would be expected to have a Parent Material Adverse Ef-fect.

                   Section 4.16 Certain Agreements. Except as dis-closed on the Parent Disclosure Schedule or in the Parent SEC Reports filed prior to the date of this Merger Agreement, nei-ther Parent nor any of its subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instru-ment relating to Indebtedness (as defined below) in an amount exceeding $10,000,000 or (ii) other contract, agreement or com-mitment (except those entered into in the ordinary course of business) having a Parent Material Adverse Effect. "Indebt-edness" means any liability in respect of (A) borrowed money,
         (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any person other than the Parent, as ap-propriate, or any of their respective subsidiaries, except that Indebtedness shall not include short term credit facilities entered into in the ordinary course of business. Neither the











         Parent nor any of its subsidiaries is in default (with or with-out notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Benefit Plan, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, would have a Parent Material Adverse Effect.

                   Section 4.17 Patents, Trademarks, Etc. To the knowledge of Parent, Parent and its subsidiaries have all pat-ents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of Parent and its subsidiaries, the lack of which would have a Parent Material Adverse Effect, and Parent does not have any knowledge of any conflict with the rights of Parent and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein which, insofar as reasonably can be foreseen, could, individually or in the aggregate, have a Parent Material Adverse Effect.

                   Section 4.18 Product Liability. Parent is not aware of any claim, or the basis of any claim, against Parent or any of its subsidiaries for injury to person or property of employ-ees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which could, in-dividually or in the aggregate, have a Parent Material Adverse Effect. Parent and its subsidiaries have, and on the Effective Date will have, full and adequate insurance coverage for poten-tial product liability claims against it.

                   Section 4.19 Environment. (i) As used herein, the term "Environmental Laws" means all federal, state, local or Foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambi-ent air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emis-sions, discharges, releases or threatened releases of chemi-cals, pollutants, contaminants, or industrial, toxic or hazar-dous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemi-cals, pollutants, contaminants, or industrial, toxic or hazar-dous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judg-ments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.











                   (ii) To the knowledge of Parent, except as set forth in the Parent SEC Reports and except as set forth on Schedule 4.19, there are, with respect to Parent or any of its subsid-iaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activi-ties, circumstances, conditions, events, incidents, or contrac-tual obligations which may give rise to any common law environ-mental liability or any liability under the Comprehensive Envi-ronmental Response, Compensation and Liability Act of 1980 ("CERCLA") or similar state or local laws, which liabilities, either individually or in the aggregate, would have a Parent Material Adverse Effect.

                   Section 4.20 Title to Assets; Liens. Except as dis-closed in the Parent SEC Reports, to the extent material to the business or operations of Parent and its subsidiaries, taken as a whole, Parent has good and marketable title to all of its in-ventory, accounts receivable, property, equipment and other assets, and such assets are free and clear of any material mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever, except for such mortgages, liens, charg-es, encumbrances or title defects which would not materially and adversely affect the value of such property as carried on the Parent's financial statements contained in the Parent SEC Reports or would not have a Parent Material Adverse Effect. Parent and its subsidiaries have valid and enforceable leases for the premises and the equipment, furniture and fixtures pur-ported to be leased by them except for leases, the failure of which to have or be enforceable, would not have a Parent Mate-rial Adverse Effect.

                   Section 4.21 Parent Ownership of Stock. As of the date hereof Parent does not beneficially own any shares of Com-pany Common Stock other than pursuant to the terms of this Merger Agreement.

                   Section 4.22  [Reserved]

                   Section 4.23 Accounting Matters. Except as set forth on Schedule 4.23, neither Parent nor, to its best knowl-edge, any of its affiliates, has through the date hereof, taken or agreed to take any action nor are they aware of any circum-stances which currently exist that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests."

                   Section 4.24 No Material Adverse Effect. Except as disclosed in the Parent SEC Reports, Parent is not aware of any fact which, alone or together with another fact, is likely to result in a Parent Material Adverse Effect.











                                   ARTICLE IV-A

                   REPRESENTATIONS AND WARRANTIES REGARDING SUB

                   Parent and Sub jointly and severally represent and warrant to the Company as follows:

                   Section 4A.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than certain organizational matters) since it was incorporated.

                   Section 4A.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of common stock, par val-ue $0.01 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

                   Section 4A.3 Authority Relative to this Merger Agreement. Sub has the corporate power to enter into this Mer-ger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consum-mation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole shareholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contem-plated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Secu-rities Act, the Exchange Act, the Foreign Laws and the environ-mental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or au-thorization, consent or approval of, any public body or author-ity is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or ap-provals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby. The Merger Agreement constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as enforce-ment may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, includ-ing specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.
















                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                   The Company represents and warrants to Parent, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Company Disclosure Schedule"), as follows:

                   Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do busi-ness, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, financial condi-tion, or results of operations of the Company and its subsid-iaries taken as a whole, except for (i) adverse changes result-ing from general economic, financial or market conditions, (ii) adverse changes resulting from conditions or circumstances gen-erally affecting the toy industry, or (iii) adverse changes re-sulting from the announcement or pendency of this Merger Agreement or the Merger. Complete and correct copies as of the date hereof of the Articles of Incorporation and By-laws of the Company and each of its Significant Subsidiaries have, to the extent requested, been delivered to Parent as part of the Com-pany Disclosure Schedule.

                   Section 5.2 Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock, 1,000,000 shares of Company Series B Preferred Stock, and 772,800 shares of Company Series C Preferred Stock. As of November 11, 1996, 34,826,668 shares of Company Common Stock, 53,631 shares of Company Series B Preferred Stock and 772,800 shares of Company Series C Preferred Stock were validly issued and outstanding, fully paid and nonassessable, and 190,490 shares of Company Common Stock were held in treasury and there have been no material changes in such numbers of shares through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's share-holders may vote issued or outstanding. As of November 11, 1996, except for (i) employee stock options to acquire 1,749,306 shares of Company Common Stock, (ii) the rights (the











         "Company Rights") issued pursuant to the Rights Agreement dated as of September 8, 1988, between the Company and Manufacturers Hanover Trust Company, as Rights Agent, (the "Company Rights Agreement"), (iii) 5,631,255 shares of capital stock of the Company issuable upon conversion of the Company Series B Preferred Stock, up to 21,464,520 shares of capital stock of the Company issuable upon conversion of the Company Series C Preferred Stock and 1,603,400 shares of capital stock of the Company issuable upon conversion of any Indebtedness convert-ible into shares of capital stock of the Company there are no options, warrants, calls or other rights, agreements or commit-ments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and there have been no material changes in such numbers through the date hereof. As of the date hereof the conversion ratio for the Company Series C Preferred Stock is 20.4925.

                   Section 5.3 Subsidiaries. Except for wholly owned subsidiaries which were formed after the date hereof in the ordinary course of business, the only Significant Subsidiaries of the Company are those named in the Company SEC Reports.
         Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its ac-tivities makes such qualification necessary except where the failure to be so qualified will not have a Company Material Adverse Effect. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other secu-rities of any of the Significant Subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, the Company does not directly or indirectly own any interest in any other corporation, part-nership, joint venture or other business association or entity.













                   Section 5.4 Authority Relative to this Merger Agree-ment. The Company has the corporate power to enter into this Merger Agreement, subject to the requisite approval of this Merger Agreement by the holders of (i) Company Common Stock, Company Series B Preferred Stock and Company Series C Preferred Stock voting together as a single class and (ii) Company Series C Preferred Stock voting separately as a class, and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Merger Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bank-ruptcy, insolvency or other similar laws affecting the enforce-ment of creditors' rights generally and except that the avail-ability of equitable remedies, including specific performance, is subject to the discretion of the court before which any pro-ceeding therefor may be brought. Except for the requisite ap-proval of the holders of (i) Company Common Stock, Company Se-ries B Preferred Stock and Company Series C Preferred Stock voting together as a class and (ii) Company Series C Preferred stock voting separately as a class, no other corporate proceed-ings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby. The Company is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision (other than as set forth in the Company Disclosure Schedule) or (ii) any other contract, license, franchise, permit, order, decree, con-cession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its sub-sidiaries or their respective properties or assets which would be breached or violated, or under which there would be a de-fault (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancella-tion or acceleration of any obligation or the loss of a mate-rial benefit, by its executing and carrying out this Merger Agreement, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the ag-gregate, will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as referred to herein or, with respect to the Merger or the transactions contemplated thereby, in connection, or in compliance, with the provisions of the HSR Act, the Secu-rities Act, the Exchange Act, the Foreign Laws and the environ-mental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or au-thorization, consent or approval of, any public body or author-ity is necessary for the consummation by the Company of the











         Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or ap-provals the failure of which to make or obtain would not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and thereby.

                   Section 5.5 Reports and Financial Statements. The Company has previously furnished Parent with true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as filed with the Commis-sion, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1994 and (iv) all other reports or registration statements filed by the Company with the Commission since December 31, 1994, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Re-ports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not mis-leading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial posi-tion for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end au-dit adjustments and any other adjustments described therein.

                   Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or as set forth on Schedule 5.6 of the Company Disclosure Schedule, since September 30, 1996, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or











         otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company (except for required dividends on the Company Series C Preferred Stock at the rate of 8.25%, payable in cash and required dividends on the Company Series B Preferred Stock at the rate of 6.00% payable in cash (the "Regular Company Dividends") in effect on September 30,
         1996), or (iv) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of as-sets) except in the ordinary course of business consistent with past practice.

                   Section 5.7 Litigation. Except as disclosed in the Company's SEC Reports or as set forth on Schedule 5.7 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its sub-sidiaries which, either alone or in the aggregate, is likely, insofar as the Company reasonably foresees, to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental depart-ment, commission, agency, instrumentality or arbitrator out-standing against the Company or any of its subsidiaries having, or which, insofar as the Company reasonably foresees, in the future could have, either alone or in the aggregate, any such Company Material Adverse Effect.

                   Section 5.8 Information in Disclosure Documents. None of the information with respect to the Company or its sub-sidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements there-to, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Com-pany Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue state-ment of a material fact or omit to state any material fact re-quired to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply












         as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                   Section 5.9 Employee Benefit Plans. Except as dis-closed in the Company SEC Reports or as set forth on Schedule 5.9, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medi-cal plans, maintained by the Company or any of its subsidiaries or material collective bargaining agreements to which the Com-pany or any of its subsidiaries is a party (together, the "Com-pany Benefit Plans"). To the best knowledge of the Company, no default exists with respect to the obligations of the Company or any of its subsidiaries under such Company Benefit Plan, which default, alone or in the aggregate, would have a Company Material Adverse Effect. Since January 1, 1996, there have been no disputes or grievances subject to any grievance proce-dure, unfair labor practice proceedings, arbitration or litiga-tion under such Company Benefit Plans, which have not been fi-nally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company Benefit Plans, by the Company or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, any other party thereto, which failure to resolve, settle or other-wise dispose of or default, alone or in the aggregate, would have a Company Material Adverse Effect. Since December 31, 1995, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company and its sub-sidiaries, jurisdictional disputes or organizing activity oc-curring or threatened with respect to the business or opera-tions of the Company or its subsidiaries which have had or would have a Company Material Adverse Effect. Except as set forth on Schedule 5.9, neither the execution of the Merger Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional events or acts) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company or any of its subsidiar-ies.

                   Section 5.10 ERISA. All Company Benefit Plans have been administered in accordance, and are in compliance, with the applicable provisions of ERISA, except where such failures to administer or comply would not have a Company Material Ad-verse Effect. Each of the Company Benefit Plans which is in-tended to meet the requirements of Section 401(a) of the Code












         has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Company Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equal or exceed the accrued liabilities of such plan. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company's Benefit Plans which could subject the Company, its subsidiaries or Parent to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no pro-ceedings to completely or partially terminate any Company Ben-efit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement has been waived of ERISA has occurred with respect to any Company Benefit Plan. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its subsidiaries except for any such liability which would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years except for any such transaction which would not have a Company Material Adverse Effect.

                   Section 5.11 Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effec-tive Date, Section 203 of the DGCL, the Company Rights Agree-ment and Article IX of the Company's Restated Certificate of Incorporation are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

                   Section 5.12 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of directors (a) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) approved the Merger in accordance with the provisions of Section 251 of the DGCL, (c) recommended the approval of this Merger Agreement and the Merger by the holders of the Company Common Stock, Company Series B Preferred Stock and Company Series C Preferred Stock and directed that the











         Merger be submitted for consideration by the Company's share-holders entitled to vote thereon at the Company Meeting, (d) taken all necessary steps to render Article IX of the Company's Restated Certificate of Incorporation inapplicable to the Merger and the transactions contemplated by this Merger Agree-ment, (e) taken all necessary steps to render the Company Rights Agreement inapplicable to the Merger and the transac-tions contemplated by this Merger Agreement, (f) taken all nec-essary steps to approve any actions necessary or appropriate to consummate the transactions contemplated by this Merger Agree-ment with respect to the GECC Debt and the 2002 Indenture (each as defined herein) and (g) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Merger Agreement.

                   Section 5.13 Fairness Opinion. The Company has re-ceived the opinion of Allen & Company, financial advisors to the Company, dated the date hereof, to the effect that the con-sideration to be received by the Company's shareholders in the Merger is fair to the shareholders of the Company from a financial point of view.

                   Section 5.14 Financial Advisor. Except for Allen & Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connec-tion with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Allen & Company as contemplated by this Section will be the amount set forth in that certain letter, dated November 17, 1996, from Allen & Company to the Company.

                   Section 5.15 Compliance with Applicable Laws. The Company and its subsidiaries hold all permits, licenses, vari-ances, exemptions, orders and approvals of all Governmental Entities, except for such permits, licenses, variances, exemp-tions, orders and approvals the failure of which, individually or in the aggregate, to hold would not have a Company Material Adverse Effect (the "Company Permits"). To the knowledge of the Company, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply which, singly or in the aggregate, would not have a Company Material Adverse Effect. To the knowledge of the Com-pany, except as disclosed in the Company SEC Reports filed prior to the date of this Merger Agreement, the businesses of the Company and its subsidiaries are not being conducted in













         violation of any law, ordinance or regulation of any Governmen-tal Entity, except for possible violations which individually or in the aggregate do not and would not have a Company Mate-rial Adverse Effect. To the knowledge of the Company, no in-vestigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending, or, to the knowledge of the Company, threatened, nor has any Govern-mental Entity indicated an intention to conduct the same, other than those the outcome of which would not have a Company Mate-rial Adverse Effect.

                   Section 5.16 Liabilities. As of September 30, 1996, neither the Company nor any of its subsidiaries has any mate-rial liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are not dis-closed or provided for in the most recent Company SEC Reports. To the best knowledge of the Company, there was no basis, as of September 30, 1996, for any claim or liability (absolute, ac-crued, contingent or otherwise) of a nature required to be dis-closed on a balance sheet or in the related notes to the con-solidated financial statements prepared in accordance with GAAP which is or would have a Company Material Adverse Effect, not reflected in the Company SEC Reports.

                   Section 5.17 Taxes. Each of the Company and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its be-half), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate. Neither the Company nor any subsidiary of the Company is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full and no requests for waivers of the time to assess any such tax are pending. No representation con-tained in this Section 5.17 (each, a "Relevant Representation") shall be deemed to be untrue unless all untruths of Relevant Representations cumulatively would be expected to have a Com-pany Material Adverse Effect.

                   Section 5.18 Certain Agreements. Except as dis-closed on the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Merger Agreement, nei-ther the Company nor any of its subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness in an amount exceeding












         $2,000,000, (ii) agreement which, after giving effect to the transactions contemplated by this Merger Agreement, purports to restrict or bind Parent or any of its subsidiaries other than the Surviving Corporation and its subsidiaries in any respect that could have a Parent Material Adverse Effect or (iii) con-tract, agreement or commitment (except those entered into in the ordinary course of business) having a Company Material Ad-verse Effect. Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Company Benefit Plan, whether or not such default has been waived, which default, alone or in the ag-gregate with other such defaults, would have a Company Material Adverse Effect. Except as set forth on Schedule 5.18, none of the Company or any of its subsidiaries is a party to and bound by any contract, agreement, commitment, plan, arrangement or other understanding which upon execution of this Merger Agree-ment or consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional acts or events) result in any material payment becoming due from the Company or Parent or any of their subsidiaries.

                   Section 5.19 Accounts Receivable. As of the date hereof, the accounts receivable of the Company and its subsid-iaries as reflected in the most recent financial statements contained in the Company SEC Reports, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company and its subsidiaries as of the date hereof are valid and existing and represent monies due, and the Company as of the date hereof, has made reserves reasonably considered adequate for receivables not collectible in the or-dinary course of business, and (subject to the aforesaid re-serves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, en-cumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encum-brances or conditions as would not, individually or in the ag-gregate, have a Company Material Adverse Effect.

                   Section 5.20 Inventory. As of the date hereof, the inventories of the Company and its subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports except for normal year-end adjustments made in ac-cordance with GAAP applied consistently with prior periods, (i) are carried as provided in the Company SEC Reports not in ex-cess of the lower of cost or net realizable value and (ii) do not include any inventory which is obsolete, surplus or not











         usable or saleable in the lawful and ordinary course of busi-ness of the Company and its subsidiaries as heretofore con-ducted, in each case net of reserves provided therefor.

                   Section 5.21 Patents, Trademark, Etc. To the knowl-edge of the Company, the Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of the Company and its subsidiaries, the lack of which would have a Company Material Adverse Effect, and the Company does not have any knowledge of any conflict with the rights of the Company and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein which, insofar as reasonably can be foreseen, could, individually or in the aggregate, have a Company Material Ad-verse Effect.

                   Section 5.22 Product Liability. The Company is not aware of any claim, or the basis of any claim, against the Com-pany or any of its subsidiaries for injury to person or prop-erty of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or ser-vices, which could, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its subsi-diaries have, and on the Effective Date will have, full and adequate insurance coverage for potential product liability claims against it.

                   Section 5.23 Environment. To the knowledge of the Company, there are, except as set forth in the Company SEC Re-ports, with respect to the Company or any of its subsidiaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, cir-cumstances, conditions, events, incidents, or contractual obli-gations which may give rise to any common law liability or any liability under CERCLA or similar state or local laws, which liabilities, either individually or in the aggregate, would have a Company Material Adverse Effect.

                   Section 5.24 Title to Assets; Liens. To the extent material to the business or operations of the Company and its subsidiaries, taken as a whole, the Company has good and mar-ketable title to all of its inventory, accounts receivable, property, equipment and other assets, and except as disclosed in the Company's SEC Reports such assets are free and clear of any material mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever, except for such mortgages,











         liens, charges, encumbrances or title defects which would not materially and adversely affect the value of such property as carried on the Company's financial statements contained in the Company SEC Reports or would not have a Company Material Ad-verse Effect. The Company and its subsidiaries have valid and enforceable leases for the premises and the equipment, furni-ture and fixtures purported to be leased by them, except for leases, the failure of which to have or be enforceable, would not have a Company Material Adverse Effect.

                   Section 5.25 Accounting Matters. Neither the Com-pany nor, to its best knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action nor are they aware of any circumstances which currently exist that would prevent Parent from accounting for the business combina-tion to be effected by the Merger as a "pooling of interests."

                   Section 5.26 No Material Adverse Effect. Except as disclosed in the Company SEC Reports, the Company is not aware of any fact which, alone or together with another fact, is likely to result in a Company Material Adverse Effect.


                                    ARTICLE VI

                      CONDUCT OF BUSINESS PENDING THE MERGER

                   Section 6.1 Conduct of Business by the Company Pend-ing the Merger. Prior to the Effective Date, unless Parent shall otherwise agree in writing:

                   (i) the Company shall, and shall cause its subsidi-aries to, carry on their respective businesses in the usu-al, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their diligent efforts to pre-serve intact their present business organizations, keep available the services of their present officers and em-ployees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. The Company shall, and shall cause its subsidiaries to, (A) maintain insur-ance coverages and its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (C) maintain and keep its properties and equipment in good repair, working order and












              condition, ordinary wear and tear excepted; and (D) per-form in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the fail-ure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Company Mate-rial Adverse Effect;

                  (ii) except as required by this Merger Agreement or as permitted pursuant to Section 7.10 hereof, the Company shall not and shall not propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Restated Certifi-cate of Incorporation or Bylaws, (C) split, combine or reclassify its outstanding capital stock or issue or au-thorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than Regular Company Dividends), or (D) directly or indirectly redeem, purchase or otherwise ac-quire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock;

                 (iii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) except as required by this Merger Agreement, issue, deliver or sell or agree to is-sue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any Indebtedness or any option, rights or war-rants to acquire, or securities convertible into, shares of capital stock other than issuances of Company Common Stock pursuant to the exercise of employee stock options outstanding on the date hereof or the conversion of Com-pany Series C Preferred Stock, Company Series B Preferred Stock or Indebtedness of the Company; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordi-nary course of business, (C) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partner-ship, association or other business organization or divi-sion thereof, in each case in this Clause (D) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except that the Company may create new wholly owned subsidiaries in the











              ordinary course of business; or (E) enter into any con-tract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (iv) except as set forth in the Company Disclosure Schedule, the Company shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section 7.5 here-of, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or wel-fare of any director, officer or current or former em-ployee, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (ex-cept for normal increases in the ordinary course of busi-ness that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment), (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock ap-preciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the or-dinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

                   (v) the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities provided, however, that the Company will be permitted to create new wholly owned sub-sidiaries in the ordinary course of business; and

                  (vi) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any ac-tion, whether before or after the Effective Date, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.










                   Section 6.2 Conduct of Business by Parent and Sub Pending the Merger. (a) Parent. Prior to the Effective Date, unless the Company shall otherwise agree in writing or except as otherwise required by this Merger Agreement: (i) Parent shall, and shall cause its subsidiaries to, carry on their re-spective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its material subsidiaries to, use their best efforts to preserve intact their present business organi-zations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unim-paired at the Effective Date, provided, however, that nothing contained herein shall prevent Parent from creating new wholly owned subsidiaries in the ordinary course of business as long as the creation of such subsidiaries (either alone or in the aggregate) will not have a Parent Material Adverse Effect; and
         (ii) the Parent shall not, nor shall it permit any of its sub-sidiaries to, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code.

                   (b) Sub. During the period from the date of this Merger Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contem-plated by this Merger Agreement.

                   Section 6.3 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or con-stitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Parent Disclosure Schedule.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                   Section 7.1 Access and Information. Each of the Company and Parent and their respective subsidiaries shall af-ford to the other and to the other's accountants, counsel and other representatives full access during normal business hours











         (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and person-nel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information con-cerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreements, dated September 28, 1995 (as extended by letter agreement, dated October 14, 1996) and November 8, 1996 between Parent and the Company (the "Confiden-tiality Agreements").

                   Section 7.2  Registration Statement/Proxy Statement.
         (a) As promptly as practicable after the execution of this Merger Agreement, the Company and Parent shall prepare and the Company shall file with the Commission preliminary proxy mate-rials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information re-quired to be contained therein, the Company shall file with the Commission the definitive Proxy Statement and Parent shall file with the Commission the Registration Statement and Parent and the Company shall use all reasonable efforts to cause the Reg-istration Statement to become effective as soon thereafter as practicable.

                   (b) Parent and the Company shall make all necessary filings with respect to the Merger, under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

                   Section 7.3 Compliance with the Securities Act. (a) Prior to the Effective Date the Company shall cause to be de-livered to Parent an opinion (satisfactory to counsel for Par-ent) of the general counsel of the Company or such law firm as may be reasonably satisfactory to Parent, identifying all per-sons who were, in his or its opinion, at the time of the Com-pany Meeting convened in accordance with Section 3.5, "affili-ates" of the Company as that term is used in paragraphs (c) and
         (d) of Rule 145 under the Securities Act (the "Affiliates").












                   (b) The Company shall use its diligent efforts to obtain a written agreement from each person who is identified as a possible Affiliate in the opinion referred to in clause
         (a) above, in the form previously approved by the parties, that he or she will not offer to sell, sell or otherwise dispose of any of the capital stock of Parent issued to him or her pursu-ant to the Merger, except in compliance with Rule 145 or an-other exemption from the registration requirements of the Secu-rities Act. The Company shall deliver such written agreements to Parent on or prior to the Effective Date. The Company shall use its diligent efforts to cause each person who is identified as an Affiliate in such opinion to deliver to Parent, on or prior to the earlier of (i) the mailing of the Proxy Statement/ Prospectus or (ii) the thirtieth day prior to the Effective Date, a written agreement, in the form to be approved by the parties hereto, that such Affiliate will not thereafter sell or in any other way reduce such Affiliate's risk relative to any Parent Common Stock received in the Merger (within the meaning of the Commission's Financial Reporting Release No. 1, "Codifi-cation of Financing Reporting Policies," Section 201.01 (47 F.R. 21030) (April 15, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission. As soon as is reasonably practicable but in no event later than 45 days after the end of the first month ending at least 30 days after the Effective Date, Parent will publish results including at least 30 days of combined opera-tions of Parent and the Company as referred to in the written agreements provided for by this Section 7.3(b).

                   Section 7.4 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued pursuant to the Merger.

                   Section 7.5 Employment Arrangements. (a) After the Effective Date, Parent shall, or shall cause the Surviving Cor-poration to, honor in accordance with their terms, all employ-ment, severance, consulting and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof, and all provi-sions for vested benefits or other vested amounts earned or accrued through the Effective Date under any Company Benefit Plan, each as of the date hereof except for changes thereto which are (i) not material, (ii) permitted by this Merger Agreement, (iii) set forth on Schedule 7.5 hereto, or (iv) oth-erwise agreed to by the parties hereto.













                   (b) For a period of six months after the Effective Date, Parent shall provide, or shall cause the Surviving Corpo-ration to provide, generally to the officers and employees of the Surviving Corporation and its subsidiaries employee ben-efits, including, without limitation, pension benefits, health and welfare benefits, and severance arrangements, on terms and conditions in the aggregate that are no less favorable as those provided under the Company Benefit Plans as of the date hereof.

                   Section 7.6 Indemnification. (a) From and after the Effective Date, Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Merger Agreement to the fullest extent permitted or required under applicable law. Parent agrees that all rights to indemnification existing in favor of the direc-tors, officers or employees of the Company as provided in the Company's Restated Certificate of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occur-ring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Date. Parent agrees to cause Surviving Corporation to maintain in effect for not less than two years after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effec-tive Date; provided, however, that Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of $410,000, but in such case shall purchase as much coverage as possible for such amount.

                   (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contem-plated by this Merger Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously de-fend against and respond thereto.

                   Section 7.7 Antitrust Filings; Best Efforts; Notifi-cation. (a) The Company and Parent shall use their best ef-forts to file in connection with the Merger and the transac-tions contemplated hereby as soon as practicable (i) notifica-tions under the HSR Act, and (ii) such notifications and filings as may be required under any Antitrust Laws (as defined below). The Company and Parent shall use their best efforts to take all action necessary, proper and advisable under applica-ble laws and regulations with respect to the following: (x) to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including,











         without limitation, by responding as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") or any state or local governmental entity for additional information or documentation, (y) with regards to the proper national and multinational authorities to cause the expiration or termination of applicable waiting peri-ods, the satisfaction of such other filing requirements, or the issuance of such approvals, consents or authorizations as may be required with respect to the Antitrust Laws of any foreign jurisdiction, and (z) to avoid the entry of any decree, judg-ment, injunction or other order, whether temporary, preliminary or permanent, under any Antitrust Law, that would have the ef-fect of prohibiting, preventing or restricting consummation of the transactions contemplated by this Merger Agreement or of imposing any material limitation on the conduct of the busi-nesses of the Company or Parent following consummation of such transactions; provided, however, that Parent shall not be re-quired to take any action if Parent determines, in its sole discretion, that it is not in its best interest to do so.

                   (b) The Company and Parent shall, in connection with the efforts referenced in the foregoing paragraph to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under Antitrust Laws, (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investiga-tion or other inquiry; (ii) promptly inform the other party of any communication to it from any Governmental Entity and permit the other party to review in advance any proposed communication from it to any Governmental Entity or third party; and (iii) not arrange for or participate in any meeting with any Govern-mental Entity in respect of any filings, investigation or other inquiry without consulting with each other in advance, and, to the extent permitted by such Governmental Entity, giving the other party the opportunity to attend and participate thereat. The Company shall not enter into any proposed understanding, undertaking, or agreement with any Governmental Entity in con-nection with the transactions contemplated by this Merger Agreement without the prior written consent of Parent. Parent shall keep the Company reasonably informed of determinations made pursuant to the proviso of the last sentence of Section 7.7(a), Section 7.7(c) and of Section 7.7(d).

                   (c) In connection with the foregoing, if any admin-istrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction con-templated by this Merger Agreement as violative of any Anti-trust Law, each of Parent and the Company shall cooperate and use its respective best efforts to contest and resist any such











         action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Merger Agreement or imposes any material limitation on the conduct of the businesses of the Company or Parent following consummation of such transactions, unless and until Parent, in its sole discretion, determines that to contest or litigate such matters is not in its best interest.

                   (d) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted challenging any of the transactions contemplated hereby as violative of any Antitrust Law or regu-lation, Parent and the Company, if requested by Parent, shall take such action as may be required or proposed (i) by the ap-plicable Governmental Entity in order to resolve any such ob-jections as such Governmental Entity may have to such transac-tions under such Antitrust Law, or (ii) by any domestic or for-eign court or similar tribunal, in any suit brought by a pri-vate party or Governmental Entity challenging the transactions contemplated hereby as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such trans-actions or would otherwise deprive Parent or any of its affili-ates of any material benefit of the ownership and control its assets or operations after the Effective Date; provided, how-ever, that the Company shall not be required to commit to or to implement any action that is to be consummated prior to the Effective Date; and provided, further, that, other provisions of this Section 7.7 notwithstanding, Parent shall not be re-quired to take any action pursuant to this Section 7.7(d) if Parent determines, in its sole discretion, that it is not in Parent's best interest to do so.

                   (e) "Antitrust Law" means the Sherman Act, as amend-ed, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all other federal, state, or for-eign statutes, rules, regulations, orders, decrees, administra-tive and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

                   Section 7.8 Additional Agreements. (a) Subject to the terms and conditions herein provided (including, without limitation, Section 7.7), each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all











         actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Enti-
         ties) and to lift any injunction or other legal bar to the Mer-ger (and, in such case, to proceed with the Merger as expe-ditiously as possible), subject to the appropriate vote of the shareholders of the Company. Notwithstanding the foregoing, but subject to Section 7.7, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

                   (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the pur-poses of this Merger Agreement, the proper officers and/or di-rectors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

                   (c) Following the Effective Date, Parent shall use its best efforts to conduct the business, and shall cause the Surviving Corporation to use its best efforts to conduct its business, except as otherwise contemplated by this Merger Agreement, in a manner which would not jeopardize the charac-terization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                   (d) (i) The Company shall, effective at the Effec-tive Date, repay all obligations of it and its subsidiaries under the credit agreements, revolving credit facilities and receivable funding facilities with General Electric Capital Corporation set forth on Schedule 7.8(d) (the "GECC Debt") and obtain a release of all obligations, liens and security inter-ests thereunder (and Parent shall use reasonable efforts to cooperate with the Company with respect to the foregoing and shall provide funding with respect thereto, to the extent the Company does not have sufficient cash as of the Effective Date to repay all such obligations), and (ii) Parent shall cause the Company to comply with its obligations under that certain In-denture dated as of August 15, 1992 pursuant to which the Com-pany issued its 10 1/8% Senior Subordinated Notes due August 2002 (the "2002 Indenture") pursuant to Article 5 thereof and
         (iii) Parent will cause the Company to comply with the cov-enants and obligations set forth in the Company's Convertible












         Subordinated Notes, dated September 30, 1991 in the aggregate amount of $16,034,000.

                   (e) After the date hereof, the Company shall estab-lish a plan to provide payments to employees who remain em-ployed by the Company through the Effective Date and, unless involuntarily terminated without cause by Parent earlier, for six months thereafter. Payments under such plan shall be made by the Company on the six month anniversary of the Effective Date or at such earlier time after the Effective Date as an eligible employee's employment with the Company or its affili-ates shall be terminated involuntarily without cause. The Com-pany and Parent shall, in writing, mutually select Company em-ployees eligible to participate in the plan. In no event shall the aggregate payments under the plan exceed $10,000,000.

                   Section 7.9 No Solicitation. Subject to the fidu-ciary duties of the Board of Directors of the Company as ad-vised by outside counsel, neither the Company nor any of its subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, direc-tors, employees, representatives, investment bankers, attor-neys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any infor-mation to, any person in connection with, or take any other action to facilitate any inquiries or the making of any pro-posal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company will promptly com-municate to Parent any solicitation received by the Company and the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such in-formation requested from it or of any such negotiations or dis-cussions being sought to be initiated with it. "Acquisition Proposal" shall mean any proposed (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolida-tion, share exchange or otherwise of assets of the Company or its subsidiaries representing 30% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolida-tion, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities conver-tible into, such securities) representing 30% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is de-fined in Rule 13d-3 under the Exchange Act), or the right to











         acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial owner-ship of 15% or more of the outstanding Company Common Stock.

                   Section 7.10 Dividend Adjustment. (a) Except in the circumstances described in the next paragraph, prior to the Effective Date the Company and Parent may, in lieu of their re-spective regular quarterly dividends covering the period de-scribed in the next sentence, each declare a special dividend on Company Common Stock and Parent Common Stock, respectively, to holders of record of such shares as of the record date es-tablished therefor (which record date shall be prior to the Effective Date) with a payment date which is the same as the Effective Date. Such special dividend may be in an amount per share not greater than the product of (A) a fraction, (i) the numerator of which equals the number of days between the pay-ment date with respect to the most recent regular common stock dividend paid by the Company or Parent, as the case may be, and the Effective Date and (ii) the denominator of which equals 91, and (B) the amount of the regular quarterly cash dividend per share of Company Common Stock or Parent Common Stock most re-cently paid by the Company or Parent, as the case may be, prior to the Effective Date.

                   (b) If the Effective Date occurs after a regularly scheduled record date for dividends on the Parent Common Stock and before the regularly scheduled record date for dividends on Company Common Stock that next succeeds such Parent record date, then the Company may declare a special dividend on the Company Common Stock to holders of record of such shares as of the record date established therefor (which record date shall be prior to the Effective Date) with a payment date which is the same as the payment date for dividends on the Parent Common Stock to which such Parent record date relates. Such special dividend may be in an amount per share not greater than the product of (A) a fraction, (i) the numerator of which equals the number of days between the payment date with respect to the most recent regular common stock dividend paid by the Company and such payment date for the Parent Common Stock and (ii) the denominator of which equals 91, and (B) the amount of the regu-lar quarterly cash dividend per share of Company Common Stock most recently paid by the Company prior to the Effective Date.

                   (c) This section shall be interpreted and, in cir-cumstances where necessary, appropriately modified so as to give effect to its intent, namely, that dividends on the Com-pany Common Stock and Parent Common Stock shall be paid in such a manner as to result in the periods covered by such dividends,












         giving effect to the Merger and anticipated dividend payment dates thereafter, being synchronous.

                   Section 7.11 Takeover Provisions Inapplicable. The Company shall (a) take all action (including, if required, re-deeming all of the outstanding Company Rights or amending or terminating the Company Rights Agreement) so that the entering into of this Agreement nor the consummation of the transactions contemplated hereby shall not and will not result in the grant of any rights to any person under the Company Rights Agreement to purchase or receive additional shares of capital stock of the Company or enable or require the Company Rights to be exer-cised, distributed or triggered in any way and (b) take all action as may be necessary to render Article IX of the Com-pany's Restated Certificate of Incorporation inapplicable to this Merger Agreement and the transactions contemplated hereby.


                                   ARTICLE VIII

                               CONDITIONS PRECEDENT

                   Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

                   (a) This Merger Agreement and the transactions con-templated hereby shall have been approved and adopted by the requisite vote of the holders of (i) the Company Common Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock voting together as a class and (ii) the Company Series C Preferred Stock voting separately as a class.

                   (b) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon offi-cial notice of issuance.

                   (c) The waiting period applicable to the consumma-tion of the Merger under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any Antitrust Law shall have been obtained or any waiting period applicable to the review of the transactions contem-plated hereby shall have expired or been terminated.

                   (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Regis-tration Statement shall have been issued by the Commission and remain in effect.










                   (e) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consum-mation of the Merger shall have been issued and remain in ef-fect (each party agreeing to use its best efforts to have any such injunction lifted).

                   (f) Parent and the Company shall have received let-ters from Price Waterhouse LLP and Deloitte & Touche LLP, re-spectively, to the effect that the Merger qualifies for "pool-ing of interests" accounting treatment if consummated in ac-cordance with this Merger Agreement.

                   Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, un-less waived by the Company:

                   (a) Parent and Sub shall have performed in all mate-rial respects their agreements contained in this Merger Agree-ment required to be performed on or prior to the Effective Date and the representations and warranties of Parent and Sub con-tained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except (i) as contemplated or per-mitted by this Merger Agreement, (ii) for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all mate-rial respects at such time or times as stated therein, and
         (iii) that if the Effective Date occurs after the nine month anniversary of the date hereof pursuant to the second proviso of Section 9.1(b), then the representations and warranties need only be true as of the nine month anniversary of the date of this Merger Agreement, and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent to that effect.

                   (b) The Company shall have received a favorable opinion of Baer Marks & Upham LLP, based upon certain factual representations of the Company, Parent and Sub reasonably re-quested by such counsel, dated the Effective Date, to the ef-fect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code.

                   (c) The consummation of the Merger and the other transactions contemplated hereby shall not give rise to any Parent Right becoming exercisable for any security or asset of any person.











                   Section 8.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following condi-tions, unless waived by Parent:

                   (a) The Company shall have performed in all material respects its agreements contained in this Merger Agreement re-quired to be performed on or prior to the Effective Date and the representations and warranties of the Company contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except (i) as contemplated or permitted by this Merger Agreement, (ii) for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all material re-spects at such date or dates, and (iii) that if the Effective Date occurs after the nine month anniversary of the date hereof pursuant to the second proviso of Section 9.1(b), then the rep-resentations and warranties need only be true as of the nine month anniversary of the date of this Merger Agreement, and Parent and Sub shall have received a certificate of the Presi-dent or Chief Executive Officer or a Vice President of the Com-pany to that effect.

                   (b) Parent shall have received a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registra-tion Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by inde-pendent public accountants in connection with registration statements similar to the Registration Statement.

                   (c) Parent shall have received a favorable opinion of Wachtell, Lipton, Rosen & Katz, based upon certain factual representations of the Company and Parent reasonably requested by such counsel, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                   (d)  [Reserved]

                   (e) Company shall have obtained all consents, ap-peals, releases or authorizations from, and shall have made all filings and registrations ("Consents") to or with, any person, including but not limited to any Governmental Entity necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement, unless the failure to obtain such Consents would not, individually or in the aggregate, have











         a Company Material Adverse Effect, except as contemplated by
         Section 8.3(f).

                   (f) Parent shall have received the written opinion of Baer Marks & Upham LLP, dated the Effective Date, to the effect that execution of this Merger Agreement did not, and that consummation of the Merger will not, violate any provision of or give any rise to any termination right or to other ad-ditional rights to any person under, the agreement set forth on
         Schedule 8.3(f) hereto, unless written consent by the other party thereto in form and substance reasonably satisfactory to Parent is obtained by the Company prior to the Effective Date.


                                    ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                   Section 9.1 Termination. This Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company:

                   (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of the Company;

                   (b) by either Parent or the Company if the Merger shall not have been consummated on or before the nine month anniversary of the date hereof, provided, that the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement, and provided, further, that if the con-ditions set forth in Section 8.1(c) or Section 8.1(f) shall not have been satisfied prior to the nine month an-niversary of the date hereof, then the Company may not terminate the Merger Agreement until the one year an-niversary of the date hereof;

                   (c) by the Company if any of the conditions speci-fied in Sections 8.1 and 8.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

                   (d) by Parent if any of the conditions specified in Sections 8.1 and 8.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction;

                   (e) by Parent if (i) the Company's Board of Direc-tors shall have withdrawn, modified in a manner adverse to












              Parent, or refrained from making its recommendation con-cerning the Merger referred to in Section 3.5 hereof, or shall have disclosed its intention to change such recom-mendation, or (ii) the Company shall have entered into an agreement with a third party (other than a customary con-fidentiality agreement) with respect to an Acquisition Proposal;

                   (f) by the Company if, pursuant to Section 7.9, the Company shall have entered into an agreement with respect to an Acquisition Proposal, provided that prior to such termination the Company shall have paid to Parent the Com-pany Breakup Fee (as defined in Section 9.2); or

                   (g) by Parent if any requirements or conditions are imposed, or proposed to be imposed, upon either Parent or the Company or any of their respective affiliates by any Governmental Entity in connection with the authorization, consent or approval of such Governmental Entity (or the expiration or termination of any waiting period applicable to such Governmental Entity's review of the transactions contemplated by this Merger Agreement) under any Antitrust Law in connection with the consummation of the transac-tions contemplated hereby, or by any domestic or foreign court or similar tribunal in any suit brought by a private party or Government Entity challenging the transactions contemplated hereby as violative of any Antitrust Law, which, in the reasonable opinion of Parent, would materi-ally restrict or limit the operations of Parent or the Company or any of their respective affiliates or otherwise deprive Parent or any of its affiliates of any material benefit of the ownership and control of its assets or op-erations after the Effective Date. For purposes of this paragraph, the term "Governmental Entity" shall not in-clude any foreign governmental entity other than those of Canada and the European Community.

                   Section 9.2 Effect of Termination. (a) In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forth-with become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no lia-bility on the part of either the Company, Parent or Sub or their respective officers or directors; provided that Sections 9.2, 10.3 and 10.7 shall survive the termination.

                   (b) The Company shall make payment to Parent (by wire transfer or cashiers check) of a breakup fee in the amount of $40,000,000 (the "Company Breakup Fee") in the event this












         Merger Agreement is terminated and at the time of such termina-tion Parent is not in material breach of any representation, warranty or material covenant contained herein (i) by either party pursuant to Section 9.1(c) or 9.1(d) if the Company's shareholders shall not have approved and adopted the Merger and this Merger Agreement and prior to the vote of the Company's shareholders an Acquisition Proposal shall have been made and within one year of such termination (x) the Company shall have entered into a definitive agreement with a third party provid-ing for the acquisition of the Company or a majority of the Company's assets or voting securities by such third party or the consolidation or merger of the Company pursuant to which the Company's stockholders will hold less than a majority of the outstanding voting securities of the resulting corporation immediately following consummation of such transaction or (y) any third party shall have acquired beneficial ownership of more than 20% of the outstanding voting securities of the Com-pany (the "Threshold Amount") other than an acquisition of se-curities from the Company in capital raising transactions with-out the intention or effect of constituting a Change in Control (as defined in the Credit Agreement, dated as of February 22, 1995 between the Company and certain of its subsidiaries and General Electric Capital Corporation), provided, however that with respect to this clause (y) if a third party acquires ben-eficial ownership of voting securities of the Company in excess of the Threshold Amount without the approval of the Board of Directors of the Company and the Company Rights are not re-deemed, then the Company Breakup Fee will not be payable unless and until a third party acquires in excess of 50% of the out-standing voting securities of the Company or (ii) by Parent pursuant to Section 9.1(e); or (iii) by the Company pursuant to
         Section 9.1(f).

                   (c) Parent shall make payment to the Company (by wire transfer or cashiers check) in the amount of $15,000,000 (the "Parent Breakup Fee") in the event this Merger Agreement is terminated by the Company or Parent under Section 9.1(b) or by Parent under Section 9.1(g), if, in either case, (i) all conditions to the obligations of Parent and the Company speci-fied in Article VIII have been satisfied (other than the condi-tion specified in Section 8.1(c) or the condition specified in
         Section 8.1(f), but only, in the case of the condition speci-fied in Section 8.1(c), if the failure of such condition to be satisfied is in respect of injunctions or orders issued under the Antitrust Laws of the United States, and only, in the case of the condition specified in Section 8.1(f), if the failure of such condition to be satisfied is not related to any terms or provisions of the Company's benefit plans or securities and not caused by any action taken by the Company), (ii) the Company shall not be in material breach of any representation, warranty











         or material covenant contained herein, and (iii) the Company shall have satisfied its obligations pursuant to Section 3.5,
         Section 6.1(vi) (in the case of the condition specified in Sec-tion 8.1(f)) and Section 7.7 (in the case of the condition specified in Section 8.1(c)).

                   Section 9.3 Amendment. This Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which changes the ratios at which any class of capital stock of the Company is to be converted into capital stock of Parent as provided in
         Section 3.1 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                   Section 9.4 Waiver. At any time prior to the Ef-fective Date, the parties hereto, by or pursuant to action tak-en by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compli-ance with any of the agreements or conditions contained herein provided, however, that no such waiver shall materially ad-versely affect the rights the shareholders of the Company and Parent. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an in-strument in writing signed on behalf of such party.


                                    ARTICLE X

                                GENERAL PROVISIONS

                   Section 10.1 Non-Survival of Representations, War-ranties and Agreements. No representations, warranties or agreements in this Merger Agreement shall survive the Merger, except for the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, the agreements referred to in Sections 7.5, 7.6, 7.7, 7.8, 10.1, 10.3 and 10.7 and in the last sentence of
         Section 7.3(b).

                   Section 10.2 Notices. All notices or other communi-cations under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex,











         telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           If to the Company:

                           Tyco Toys, Inc.
                           6000 Midlantic Drive
                           Mt. Laurel, New Jersey  08054
                           Attention: R. Michael Kennedy, Jr., Esq.
                                      General Counsel
                           Telecopy No.: (609) 273-2885

                           With a copy to:

                           Baer Marks & Upham LLP
                           805 Third Avenue
                           20th Floor
                           New York, New York  10022
                           Attention: Joel M. Handel, Esq.
                           Telecopy No.: (212) 702-5797


                           If to Parent or Sub:

                           Mattel, Inc.
                           333 Continental Boulevard
                           El Segundo, California  90245-5012
                           Attention: Barnett Rosenberg, Esq.
                                      General Counsel
                           Telecopy No.: (310) 252-2567

                           With a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Andrew R. Brownstein, Esq.
                           Telecopy No.:  (212) 403-2000

         or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

                   Section 10.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in con-nection with this Merger Agreement and the transactions contem-plated by this Merger Agreement shall be paid by the party in-curring such expenses, except that the Parent and Company agree to each pay 50% of all printing expenses incurred by the par-ties hereto.











                   Section 10.4 Publicity. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or other-wise making any public statement with respect to the transac-tions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement pri-or to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. The commencement of litigation relating to this Merger Agreement or the transactions contemplated here-by or any proceedings in connection therewith shall not be deemed a violation of this Section 10.4.

                   Section 10.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were oth-erwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                   Section 10.6 Interpretation. When a reference is made in this Merger Agreement to subsidiaries of Parent or the Company, the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or in-directly owned by Parent or the Company, as the case may be. The headings contained in this Merger Agreement are for refer-ence purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

                   Section 10.7 Miscellaneous. This Merger Agreement (including the documents and instruments referred to herein)
         (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreements, as the same may be amended); (b) except as provided in the last sentence of Section 7.3(b), Sections 7.5 and 7.6, is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to as-sign to Parent or any direct wholly owned subsidiary of Parent any and all rights and obligations of Sub under this Merger Agreement; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof











         relating to conflicts of law). This Merger Agreement may be executed in two or more counterparts which together shall con-stitute a single agreement.









                     [Remainder of Page Intentionally Blank]
















































                   IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                         MATTEL, INC.


                                           By /s/ Ned Mansour
                                              Name: Ned Mansour
                                              Title: President of
                                                      Corporate
                                                      Operations



                                         TRUCK ACQUISITION CORP.


                                           By /s/ Ned Mansour
                                              Name: Ned Mansour
                                              Title: President


                                         TYCO TOYS, INC.


                                           By /s/ Harry J. Pearce
                                              Name: Harry J. Pearce
                                              Title: Vice Chairman

























                                       -52-